Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 of Rio Tinto plc (File numbers 333-13988, 333-10156, 333-8270 and 333-7328) of our report dated 24 June 2005 relating to the financial statements of Rio Tinto plc and Rio Tinto Limited which appear in this Form 20-F.

/s/ PricewaterhouseCoopers LLP	/s/ PricewaterhouseCoopers
PricewaterhouseCoopers LLP	PricewaterhouseCoopers
Chartered Accountants and Registered Auditors	Chartered Accountants
London	Perth
United Kingdom	Australia
27 June 2005	27 June 2005